Exhibit 10.26
Board Compensation
     All non-employee directors receive a $35,000 annual retainer. Each member, other than the Chairman, of the Audit Committee receives a $10,000 annual retainer. Each member, other than the Chairman, of the Compensation and Option Committee receives a $6,000 annual retainer. Each member, other than the Chairman, of the Corporate Governance and Nominating Committee receives a $4,000 annual retainer. In addition to the annual Board retainer, the Chairman of the Board receives a $15,000 annual retainer and the Vice-Chairman of the Board receives a $7,500 annual retainer. In lieu of the annual Audit Committee retainer, the Chairman of the Audit Committee receives a $20,000 annual retainer; in lieu of the annual Compensation and Option Committee retainer, the Chairman of the Compensation and Option Committee receives a $12,000 annual retainer; and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairman of the Corporate Governance and Nominating Committee receives a $8,000 annual retainer. All retainers are paid on a quarterly basis. Non-employee directors do not receive any additional compensation for actions by unanimous written consent of the Board or any of the committees.